UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement
Item 3.02                           Unregistered Sales of Equity Securities

On June 8, 2015, Cellular Biomedicine Group Inc. (the “Company”) and its wholly-owned subsidiary, Cellular Biomedicine Group Vax, Inc., signed an asset purchase agreement (“Purchase Agreement”) with Blackbird BioFinance, LLC (“Blackbird”) and certain of its principals (the “Blackbird Principals”) to acquire certain license rights to technology and know-how from Blackbird (the “Purchased Assets”) and assume certain post-closing liabilities relating to the Purchased Assets for a total cash and equity consideration of $4,250,000.  Blackbird holds an exclusive worldwide license (the “License”) to a CD40LGVAX vaccine from the University of South Florida (“USF”), and the Purchased Assets include an assignment to the Company of the License, which grants exclusive rights to certain know-how, clinical work, manufacturing procedures, and derivative products related to the vaccine.

Of the total consideration to be delivered to Blackbird for the Purchased Assets, $2,500,000 in cash and $1,050,500 in restricted Company common stock (based on the 20-day volume-weighted average price of the Company’s stock on the closing date) (such shares, the “Closing Shares”) will be delivered to Blackbird at closing. Another $750,000 in restricted Company common stock (the “Holdback Shares”) will be issued and delivered to Blackbird on the sixth month anniversary of closing, minus any amounts held to satisfy any indemnification claims brought by the Company.  A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto.

In addition to certain customary closing conditions, the closing of the acquisition is conditioned upon the execution of an amended License between Blackbird and USF, prior to assignment of such License to the Company, and the execution of confidentiality agreements with each of the equity holders of Blackbird.  At closing, Blackbird and the Blackbird Principals shall also enter non-competition and non-solicitation agreements, pursuant to which such parties shall not engage in any competitive business or solicitation activities relating to the Purchased Assets for the later of five years from closing or, in the case of the Blackbird Principals, two years following termination of services to the Company or its affiliates.

The issuance of the Closing Shares and the Holdback Shares will be made in reliance on the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. Pursuant to the Purchase Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement to register the resale of the Closing Shares within 45 business days following closing.  The Holdback Shares will be subject to piggyback registration rights, subject to certain restrictions.

The foregoing summaries of the terms of the acquisition are subject to, and qualified in their entirety by, the Purchase Agreement attached hereto as Exhibit 10.1, which are incorporated by reference herein.

Item 8.01                      Other Events.

On June 9, 2015, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1           Asset Purchase Agreement, dated June 8, 2015
99.1           Press Release, dated June 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: June 12, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer